Exhibit 10.109

CORRECTION ASSIGNMENT OF OIL, GAS AND MINERAL LEASE

STATE OF TEXAS	§
§
COUNTY OF HOPKINS	§

This Correction Assignment of Oil, Gas and Mineral Lease is made this 20th day of October, 1986, to be effective July 15, 1986 at 7:00 a.m., from THE ALLAR COMPANY (“ALLAR”), whose address is P. O. Box 630, Graham, Texas 76046, ALLEN C. LOCKLIN (“LOCKLIN”), whose address is Texas American Bank Building, Suite 307, Tyler, Texas 75701 and RIDLEY OIL CORPORATION (“RIDLEY”), whose address is 803 First Place, Tyler, Texas 75702 (collectively the “ASSIGNORS”) to SULPHUR BLUFF PROPERTIES, INC., Whose address is 7600 Sierra Drive, Roseville, California 95678 (the “ASSIGNEE”).

W I T N E S S E T H:

WHEREAS by instrument styled Partial Assignment of Oil and Gas Lease dated effective November 1, 1976 at 7:00 a.m., recorded in Volume 175, Page 37 Oil and Gas Lease Records, Hopkins County, Texas, ALLAR did convey to LOCKLIN and WADE C. RIDLEY an interest in a certain Oil, Gas and Mineral Lease from Bert W. Davis, et al, as Lessors, to L. A. Grelling, as Lessee, dated February 3, 1955 and recorded in Volume 98, Page 269 of the Oil, Gas and Lease Records, Hopkins County, Texas (the “LEASE”); and

WHEREAS by instrument styled Assignment of Oil and Gas Lease Interests dated effective January 1, 1984 at 7:00 a.m., recorded in Volume 201, Page 271, Oil and Gas Lease Records, Hopkins County, Texas there was conveyed by WADE C. RIDLEY to RIDLEY all of his interest in the LEASE; and

WHEREAS by instrument styled Assignment of Oil and Gas Lease Interests dated effective July 15, 1986 at 7:00 a.m., recorded in Volume 19, Page 49, Real Property Records,

Hopkins County, Texas there was conveyed by ASSIGNORS to ASSIGNEE all of their right, title and interest in the LEASE; and

WHEREAS the parties to the above-referenced instruments did not accurately describe the LEASE and same was described as being recorded in Volume 98, Page 260, Oil and Gas Lease Records, Hopkins County, Texas; and

WHEREAS the ASSIGNORS, WADE C. RIDLEY and ASSIGNEE desire to cause the Real Property Records to properly reflect title in and to the LEASE is and has been since July 15, 1986 at 7:00 a.m. in ASSIGNEE;

NOW THEREFORE, the parties hereto do hereby covenant and agree as follows:

For and in consideration of the prior assignments of the LEASE, and in order to cause the Real Property Records of Hopkins County, Texas to properly reflect the correct ownership of the LEASE, ASSIGNORS have and by these presents do hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto the ASSIGNEE all of their right, title and interest in and to the LEASE, including any and all personal property, and fixtures and/or equipment located thereon and all contract rights and agreements pertaining thereto.

TO HAVE AND TO HOLD unto the ASSIGNEE, its successors and assigns forever. This Correction Assignment is issued and accepted without warranty of title of any kind, but with full rights of subrogation.

IN WITNESS WHEREOF, this instrument is executed in counterpart originals and effective from the dates written above.

ATTEST:		THE ALLAR COMPANY

By:	/s/ J. W. Matthews	By:	/s/ E. S. Graham
	J. W. Matthews, Secretary	Title:	E. S. Graham, Jr., President